EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Financial Contact: Mike Knapp IDT Investor Relations Phone: (408) 284-6515 E-mail: mike.knapp@idt.com	Press Contact: Carolyn Robinson IDT Worldwide Marketing Phone: (408) 284-8200 E-mail: carolyn.robinson@idt.com

IDT REPORTS FISCAL THIRD QUARTER 2009 RESULTS

Company Generates 22 Percent of Total Revenue in Free Cash Flow

SAN JOSE, Calif., January 29, 2009 — IDT® (Integrated Device Technology, Inc.; NASDAQ: IDTI), a leading provider of essential mixed signal semiconductor solutions that enrich the digital media experience, today announced results for the fiscal third quarter of 2009 ended December 28, 2008.

“IDT’s resilient business model was highlighted during our fiscal third quarter of 2009 as we delivered strong bottom line results despite a 17 percent sequential decline in revenue. We exceeded the high end of our December 8, 2008 earnings projections, largely due to our variable expense structure,” said Dr. Ted Tewksbury, president and CEO of IDT. “Despite widespread weakness in the semiconductor sector and the broader economy, we continue to build critical skills, capabilities and new products to add value to our customers’ applications and propel revenue growth when demand improves. At the same time, we remain committed to controlling costs and delivering solid operating margins for our investors. Today, we are announcing a reduction of approximately seven percent of our global workforce which reflects a structured approach to improve our strategic focus and realign our expenses with a softer demand environment.”

The following highlights the Company’s financial performance on both a GAAP and non-GAAP basis. The GAAP results include certain costs, charges, gains and losses in accordance with GAAP which are excluded from non-GAAP results based on management’s determination that they are not directly reflective of on-going operations. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results is attached to this press release.

•	Revenue for the fiscal third quarter of 2009 was $167.1 million, compared with $201.2 million reported in the same period one year ago.

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GAAP net loss for the fiscal third quarter of 2009 was $345.3 million or a loss of $2.06 per diluted share, versus GAAP net income of $13.4 million or approximately $0.07 per diluted share in the same period one year ago. As a result of the current economic environment and decline in the market value of the Company, IDT has conducted an interim goodwill and intangible asset impairment analysis which will result in an estimated non-cash charge of $339.1 million. Fiscal third quarter 2009 GAAP results also include $19.7 million in amortization of intangibles, $9.0 million of stock-based compensation, $5.6 million of in-process R&D related to the Silicon Optix transaction, and a $3.0 million asset impairment charge.

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Non-GAAP net income for the fiscal third quarter of 2009 was $30.1 million or $0.18 per diluted share, compared with non-GAAP net income of $46.7 million or $0.25 per diluted share reported in the same period one year ago.

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GAAP gross profit for the fiscal third quarter of 2009 was $69.7 million, versus GAAP gross profit of $88.3 million in the same period one year ago. Non-GAAP gross profit for the fiscal third quarter of 2009 was $84.3 million, compared with non-GAAP gross profit of $105.2 million reported in the same period one year ago.

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GAAP R&D expense for the fiscal third quarter of 2009 was $37.2 million, compared with GAAP R&D expense of $40.6 million in the same period one year ago. Non-GAAP R&D expense for the fiscal third quarter of 2009 was $31.6 million, compared with non-GAAP R&D expense of $35.7 million in the same period one year ago.

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GAAP SG&A expense for the fiscal third quarter of 2009 was $30.9 million, compared with GAAP SG&A expense of $38.9 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal third quarter of 2009 was $21.8 million, compared with non-GAAP SG&A expense of $24.9 million in the same period one year ago.

Recent Highlights

The Company recently announced it(s):

•	DisplayPortTM compatible receiver, PanelPortTM, was included in EDN magazine’s Hot 100 Products.

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PanelPort solution, an embedded DisplayPort compliant receiver and timing controller device, has been chosen by CPT (Chunghwa Picture Tubes Ltd.) for inclusion in its 14”W flat panel display for notebooks.

•	Introduced PCI Express® (PCIe) switching and timing solutions and Intel-validated Double Data Rate 3 (DDR3) registers which support Intel® Xeon® processor based on Nehalem.

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Launched two new PCIe Gen2 switching solutions that are optimized for computing and embedded applications. It also announced PCIe timing solutions, including fan-out buffers, zero-delay buffers, clocks and jitter attenuators.

•	PCIe switching solution has been chosen by ASUS for use on its newest high-end Intel processor-based motherboard.

•	Introduced a new series of devices in the company’s industry-leading portfolio of flexible, low-power, asynchronous dual-ports for high-end handsets.

Webcast and Conference Call Information

Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://www.IDT.com. The live webcast will begin at 1:15 p.m. Pacific time on January 29, 2009. The webcast replay will be available after 5:00 p.m. Pacific time on January 29, 2009.

Investors can also listen to the live call at 1:15 p.m. Pacific time on January 29, 2009 by calling (800) 230-1074 or (612) 234-9960. The conference call replay will be available after 5:00 p.m. Pacific time on January 29, 2009 through 11:59 p.m. Pacific time on February 5, 2009 at (800) 475-6701 or (320) 365-3844. The access code is 980637.

About IDT

With the goal of continuously improving the digital media experience, IDT integrates its fundamental semiconductor heritage with essential innovation, developing and delivering low-power, mixed signal solutions that solve customer problems. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI”. Additional information about IDT is accessible at www.IDT.com.

Forward Looking Statements

Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding demand for Company products, customer ordering patterns, and anticipated trends in Company sales, expenses and profits, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended March 30, 2008 and Quarterly Report on Form 10-Q for the period ended September 28, 2008. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

Non-GAAP Reporting

The Company presents non-GAAP financial measures because the financial community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company’s future operating results. These non-GAAP results exclude impairment charges, acquisition-related charges, share-based compensation expense and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with another way management internally analyzes IDT’s results and may be useful. The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP. It should also be noted that IDT’s non-GAAP information may be different from the non-GAAP information provided by other companies.

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IDT and the IDT logo are trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Dec. 28, 2008	Sept. 28, 2008	Dec. 30, 2007	Dec. 28, 2008	Dec. 30, 2007
Revenues	$167,079	$200,541	$201,228	$555,828	$604,371
Cost of revenues	97,410	113,388	112,904	314,547	342,969

Gross profit	69,669	87,153	88,324	241,281	261,402

Operating expenses:
Research and development	37,247	41,532	40,616	122,398	127,191
Selling, general and administrative	30,879	32,211	38,929	96,055	127,658
Acquired in-process research and development	5,597	—	—	5,597	—
Estimated goodwill and intangible assets impairment	339,051	—	—	339,051	—

Total operating expenses	412,774	73,743	79,545	563,101	254,849

Operating income (loss)	(343,105)	13,410	8,779	(321,820)	6,553
Other-than-temporary impairment of investment	(3,000)	—	—	(3,000)	—
Interest expense	(14)	(15)	(20)	(47)	(89)
Interest income and other, net	(1,150)	384	3,443	699	13,741

Income (loss) before income taxes	(347,269)	13,779	12,202	(324,168)	20,205
Provision (benefit) for income taxes	(2,010)	2,104	(1,216)	262	3,124

Net income (loss)	$(345,259)	$11,675	$13,418	$(324,430)	$17,081

Net income (loss) per share:
Basic	$(2.06)	$0.07	$0.07	$(1.92)	$0.09
Diluted	$(2.06)	$0.07	$0.07	$(1.92)	$0.09
Weighted average shares:
Basic	167,412	169,570	186,720	169,354	190,240
Diluted	167,412	169,752	188,545	169,354	194,130

INTEGRATED DEVICE TECHNOLOGY, INC.

RECONCILIATION OF GAAP TO NON-GAAP

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	Dec. 28, 2008	Sept. 28, 2008	Dec. 30, 2007	Dec. 28, 2008	Dec. 30, 2007
GAAP Net Income (loss)	$(345,259)	$11,675	$13,418	$(324,430)	$17,081

GAAP Diluted Income (loss) Per Share	$(2.06)	$0.07	$0.07	$(1.92)	$0.09

Acquisition Related:
Amortization of acquisition related intangibles	19,652	20,592	24,492	61,104	85,509
Acquisition related costs (1)	(2)	(3)	398	(8)	2,046
Acquired In-process research and development (1)	5,597	—	—	5,597	—
Estimated goodwill and intangible assets impairment	339,051	—	—	339,051	—
Other-than-temporary impairment of investment (2)	3,000	—	—	—	—
Restructuring Related:
Severance and retention costs	597	471	1,503	1,902	1,494
Assembly transition costs (3)	—	—	—	—	468
Facility closure costs (4)	50	19	(39)	145	295
Other:
Stock-based compensation expense	9,012	8,642	9,391	25,783	33,021
Tax effects of Non-GAAP adjustments (5)	(1,604)	1,910	(2,415)	430	(761)

Non-GAAP Net Income	$30,094	$43,306	$46,748	$109,574	$139,153

Non-GAAP Diluted Earnings Per Share	$0.18	$0.26	$0.25	$0.65	$0.72

Weighted average shares:
Basic	167,412	169,570	186,720	169,354	190,240
Diluted	167,438	169,752	188,545	169,554	194,130
GAAP gross profit	69,669	87,153	88,324	241,281	261,402

Acquisition Related:
Amortization of acquisition related intangibles	13,639	14,570	15,529	42,980	46,773
Acquisition related costs (1)	—	—	369	—	1,264
Restructuring Related:
Severance and retention costs	143	—	—	799	(9)
Assembly transition costs (3)	—	—	—	—	468
Facility closure costs (4)	15	3	(8)	43	204
Other:
Stock-based compensation expense	787	1,184	947	2,757	3,189

Non-GAAP gross profit	84,253	102,910	105,161	287,860	313,291

GAAP R&D Expenses:	37,247	41,532	40,616	122,398	127,191

Acquisition Related:
Amortization of acquisition related intangibles	(19)	(19)	(19)	(57)	(100)
Acquisition related costs (1)	2	2	124	6	(49)
Restructuring Related:
Severance and retention costs	(454)	(453)	(262)	(914)	(262)
Facility closure costs (4)	(28)	(16)	20	(81)	(57)
Other:
Stock-based compensation expense	(5,101)	(5,149)	(4,782)	(15,402)	(18,128)

Non-GAAP R&D Expenses	31,647	35,897	35,697	105,950	108,595

GAAP SG&A Expenses:	30,879	32,211	38,929	96,055	127,658

Acquisition Related:
Amortization of acquisition related intangibles	(5,994)	(6,003)	(8,944)	(18,067)	(38,636)
Acquisition related costs (1)	—	1	(153)	2	(733)
Restructuring Related:
Severance and retention costs	—	(18)	(1,241)	(189)	(1,241)
Facility closure costs (4)	(7)	—	11	(21)	(34)
Other:
Stock-based compensation expense	(3,124)	(2,309)	(3,662)	(7,624)	(11,704)

Non-GAAP SG&A Expenses	21,754	23,882	24,940	70,156	75,310

GAAP Interest income and other, net	(1,164)	369	3,423	652	13,652

Non-GAAP Interest income and other, net	(1,164)	369	3,423	652	13,652

GAAP Provision for Income Taxes	(2,010)	2,104	(1,216)	262	3,124

Tax effects of Non-GAAP adjustments (5)	1,604	(1,910)	2,415	(430)	761

Non-GAAP Provision for Income Taxes	(406)	194	1,199	(168)	3,885

(1)	Consists of costs incurred in connection with merger and acquisition-related activities, including legal and accounting fees. Also includes costs associated with our merger with ICS, such as additional depreciation resulting from purchase accounting and costs associated with the exit of previously leased facilities. In addition, the three month ended December 28, 2008 includes acquired IPR&D related to our acquisition of Silicon Optix’s video processing technology and related assets.
(2)	Consists of an other-than-temporary impairment charge related to our investment in non-marketable equity security.
(3)	Consists of the costs incurred as the Company transitioned its assembly operations in Malaysia to a third-party.
(4)	Consists of ongoing costs associated with the exit of our leased facilities.
(5)	Consists of the tax effects of non-GAAP adjustments related to acquisitions and stock-based compensation expense.

INTEGRATED DEVICE TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	Dec. 28, 2008	March 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$188,216	$131,986
Short-term investments	114,184	107,205
Accounts receivable, net	65,030	83,091
Inventories	77,101	79,954
Deferred Taxes	4,853	4,853
Prepaid and other current assets	18,766	26,081

Total current assets	468,150	433,170
Property, plant and equipment, net	74,659	81,652
Goodwill	708,863	1,027,438
Acquisition-related intangibles	135,471	204,489
Other assets	26,531	36,504

TOTAL ASSETS	$1,413,674	$1,783,253

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,335	$44,655
Accrued compensation and related expenses	19,585	26,621
Deferred income on shipments to distributors	20,282	24,312
Income taxes payable	—	150
Other accrued liabilities	19,078	19,978

Total current liabilities	100,280	115,716
Deferred tax liabilities	6,890	7,678
Long term income taxes payable	20,898	20,673
Other long term obligations	15,748	18,364

Total liabilities	143,816	162,431
Stockholders’ equity	1,269,858	1,620,822

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,413,674	$1,783,253